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                                                                    EXHIBIT 99.2


                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Beacon Education Management, Inc., a Delaware corporation ("the Company"), in any amendments to the Company's Registration Statement on Form
S-1 (File No. 333-60450) filed on May 8, 2001.



                                    /s/ Louis Sullivan, M.D.
                                    -------------------------------------------
                                    Name:  Louis Sullivan, M.D.

Dated: July 16, 2001